VOL F143 PAGE 865


                                                                  FILED
                                                              FEB 25 1983 9AM

                                                              /s/ [Illegible]
                                                            SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION
                                       of
                               ROW Sciences, Inc.

                               A CLOSE CORPORATION

      FIRST. The name of this Corporation is ROW Sciences, Inc.

      SECOND. Its registered office in the State of Delaware is to be located at 725 Market Street, City of Wilmington, County of New Castle. The registered agent in charge thereof is The Company Corporation address "same as above".

      THIRD. The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The amount of total authorized capital stock of the corporation is divided into 1,000 shares of no par value.

      FIFTH. The name and mailing address of the incorporator is as follows:
Ralph 0. Williams, 12702 Theresa Dr., Silver Spring, Maryland 20904

      SIXTH. The powers of the incorporator are to terminate upon filing of the certificate of incorporation. and the name and mailing addresses of the persons who are to serve as managing stockholder(s) until their successors are elected are as follows:

      Name and address of managing stockholder(s)
      Ralph 0. Williams                                          Fill in name(s)
      12702 Theresa Dr., Silver Spring, Maryland 20904            and address(s)

      SEVENTH. All of the corporation's issued stock, exclusive of treasury shares, shall be held of record by not more than thirty (30) persons.

      EIGHTH. All of the issued stock of all classes shall be subject to the following restriction on transfer permitted by Section 202 of the General Corporation Law.

      Each stockholder shall offer to the Corporation or to other stockholders of the corporation a thirty (30) day "first refusal" option to purchase his stock should he elect to sell his stock.

      NINTH. The corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

      I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this certificate, and do certify that the facts herein stated are true; and I have accordingly hereunto set my hand.

DATED AT: February 16, 1983

                                                   /s/ Ralph 0. Williams
                                                   ----------------------------

                                                                  FILED
                                                              JUL 22 1987 9AM

                                                              /s/ [Illegible]
                                                            SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION

      ROW SCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That at a meeting of the managing stockholders of ROW SCIENCES, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows.

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding the Article thereof numbered "10th" so that, as amended said Article shall be and read as follows:

Article Tenth:

"Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves; (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit."

      SECOND: That thereafter, pursuant to resolution of its managing stockholders, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, said ROW SCIENCES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Ralph 0. Williams its President and Mariah W. Williams its Secretary this 30th day of June 1987.

                                                   /s/ Ralph 0. Williams
                                                   ----------------------------
                                                               President


                                                   /s/ Mariah W. Williams
                                                   ----------------------------
                                                               Secretary